                               ARTICLES OF MERGER

                                     MERGING

                   MONMOUTH REAL ESTATE INVESTMENT CORPORATION
                            (a Delaware Corporation)

                                      INTO

                              MREIC MARYLAND, INC.
                            (a Maryland Corporation)

     FIRST: MONMOUTH REAL ESTATE INVESTMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware, and MREIC MARYLAND,  INC., a corporation organized under the laws of the State of Maryland, agree that said
MONMOUTH  REAL  ESTATE  INVESTMENT  CORPORATION  shall be merged into said MREIC
MARYLAND,  INC. The terms and conditions of the merger and the mode carrying the same into effect are as herein set forth in these articles of merger.

     SECOND:  MREIC MARYLAND,  INC., a corporation  organized and existing under the laws of the State of Maryland, shall survive the merger and shall hereinwith change its name to  MONMOUTH  REAL  ESTATE  INVESTMENT  CORPORATION,  a Maryland
corporation.

     THIRD:  The parties to the articles of merger are MREIC  MARYLAND,  INC., a corporation organized and existing under the laws of the State of Maryland,  and
MONMOUTH REAL ESTATE INVESTMENT CORPORATION, a Delaware corporation incorporated on the 28th day of March,  1990, under the General  Corporation Law of the State of  Delaware,  which  corporation  was  qualified to do business in the State of
Maryland on the 23rd day of March, 2001.

     FOURTH:   The  following   amendments  to  the  charter  of  the  surviving
corporation are to be effected as part of the merger:

     (A)  By striking  out Article II of the  articles of  incorporation  of the surviving corporation and inserting in lieu thereof the following:

                                   "ARTICLE II

                                NAME AND DURATION

     The name of the corporation is Monmouth Real Estate Investment  Corporation
(the "Corporation"). The duration of the Corporation shall be perpetual."

     FIFTH:  The total number of shares of stock of all classes which said MREIC
MARYLAND,  INC. has authority to issue is  25,000,000,  initially  classified as
20,000,000  shares of common  stock,  par value $0.01 per share,  and  5,000,000 shares of excess stock, par value $0.01 per share with an aggregate par value of
$250,000.

     The total number  shares of stock of all classes  which said  MONMOUTH REAL
ESTATE INVESTMENT  CORPORATION has authority to issue is 20,100,000,  classified as  20,000,000  shares of Class A common stock,  par value $0.01 per share,  and
100,000  shares of Class B common  stock,  par value  $0.01 per  share,  with an aggregate par value of $201,000.

     SIXTH: The manner and basis of converting or exchanging issued stock of the merged corporation into different stock or other consideration and the manner of dealing with any issued stock of the merged  corporations not to be so converted or exchanged shall be as follows:

     That upon the terms and subject to the conditions of the Agreement and Plan of Merger between the companies party to these  Articles,  at the effective time of the  merger,  each  outstanding  share of  MONMOUTH  REAL  ESTATE  INVESTMENT
CORPORATION  will be converted into one share of common stock,  $0.01 par value, of MREIC MARYLAND,  INC. In addition,  at the effective  time, each  outstanding option to purchase shares of MONMOUTH REAL ESTATE  INVESTMENT  CORPORATION  will continue  outstanding as a right to purchase shares of the common stock of MREIC
MARYLAND,  INC., upon the same terms and conditions as immediately  prior to the effective time.

     SEVENTH: The principal office of said MREIC MARYLAND, INC., organized under the laws of the State of  Maryland,  is  located  in  Baltimore  City,  State of
Maryland.

     Said MONMOUTH REAL ESTATE INVESTMENT  CORPORATION,  the merged corporation, owns property in the County of Prince Georges,  State of Maryland,  the title to which  could be  affected  by the  recording  of an  instrument  among  the Land
Records.

     EIGHTH:  The  terms  and  conditions  of the  transaction  set forth in the articles were advised, authorized, and approved by each corporation party to the articles  in the manner and by the vote  required by its charter and the laws of the place where it is organized.

     NINTH:  The merger was (a) duly  advised by the board of  directors of said
MREIC MARYLAND,  INC., the surviving corporation,  by the adoption, on March 14,
2003, of a resolution,  declaring that the merger herein  proposed was advisable substantially  upon the terms and  conditions  set  forth in these  articles  of merger and  directing  that the  proposed  articles of merger be  submitted  for action thereon at a special meeting of the stockholders of said corporation, and
(b) duly  approved by the  stockholders  of said  corporation  by the  unanimous written  consent  of the  holders  of  each  class  of  stock  entitled  to vote separately thereon on May 6, 2003.

     TENTH:  The terms and  conditions as set forth in these  articles of merger were  approved  in the  following  manner.  The merger to be  effected  by these articles of merger was duly advised and authorized and approved by said MONMOUTH
REAL ESTATE INVESTMENT CORPORATION in the manner and by the vote required by the laws of the State of Delaware and by the charter of the said corporation.

     IN  WITNESS  WHEREOF,  MREIC  MARYLAND,   INC.  and  MONMOUTH  REAL  ESTATE
INVESTMENT  CORPORATION,  the  corporations  parties to the merger,  have caused these articles of merger to be signed in their respective corporate names and on their behalf by their respective  presidents or vice-presidents and witnessed or attested by their respective  secretaries or assistant secretaries all as of the
15th day of May, 2003.

                                                  MREIC MARYLAND, INC.

                                                  By:  /s/ Eugene W. Landy
                                                     ---------------------------
                                                  Name:  Eugene W. Landy
                                                  Title: President

Attest:

Name:  /s/ Ernest V. Bencivenga
     ---------------------------
Name:  Ernest V. Bencivenga
Title: Secretary

                                                  MONMOUTH REAL ESTATE
                                                  INVESTMENT CORPORATION

                                                  By:  /s/ Eugene W. Landy
                                                     ---------------------------
                                                  Name:  Eugene W. Landy
                                                  Title: President

Attest:

Name:  /s/ Ernest V. Bencivenga
     ---------------------------
Name:  Ernest V. Bencivenga
Title: Secretary

     THE UNDERSIGNED,  President of MREIC MARYLAND, INC., who executed on behalf of said corporation the foregoing  Articles of Merger, of which this certificate is  made a  part,  hereby  acknowledges,  in the  name  and on  behalf  of  said corporation,  the  foregoing  Articles of Merger to be the corporate act of said corporation  and  further  certifies  that,  to the best of  his/her  knowledge, information and belief, the matters and the facts set forth therein with respect to the approval thereof are true in all material  respects,  under the penalties of perjury.

                                                  /s/ Eugene W. Landy
                                                  ------------------------------
                                                  Name:  Eugene W. Landy

     THE UNDERSIGNED,  President of MONMOUTH REAL ESTATE INVESTMENT CORPORATION,
who executed on behalf of said corporation the foregoing  Articles of Merger, of which this certificate is made a part, hereby  acknowledges,  in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said  corporation  and  further  certifies  that,  to the best of his/her knowledge,  information and belief,  the matters and the facts set forth therein with respect to the approval  thereof are true in all material  respects,  under the penalties of perjury.

                                                  /s/ Eugene W. Landy
                                                  ------------------------------
                                                  Name:  Eugene W. Landy